UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
March 31, 2010

Bill The Butcher, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52439	20-5449905
(Commission File Number)	(IRS Employer Identification No.)

424 Queen Anne Ave. N., Suite #400, Seattle, WA  98109
(Address of Principal Executive Offices)      (Zip Code)

(206) 612-6370
(Registrant's Telephone Number, Including Area Code)

_______________
(Former name or former address, if changed, since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
                     DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY
                     ARRANGEMENT OF CERTAIN OFFICERS

On March 31, 2011, the Company entered into a six-month consulting services agreement with Turning Point Capital, LLC ("TPC"), and Philip L. Jordan, pursuant to which Mr. Jordan, a TPC Member and Senior Consultant, will serve as Vice President of Finance and Chief Financial Officer of the Company. Mr. Jordan (age 63) has extensive experience as a practicing CPA and senior business manager, most recently as Senior Consultant to Peterson Sullivan LLP, where he served between 2005 and 2010 prior to joining TPC.

Under the agreement, Mr. Jordan's base salary will be $2,000 per month. In addition, Mr. Jordan will be eligible to receive certain transaction-based compensation if and to the extent the Company completes debt or equity financings, or a merger, acquisition or asset disposition, with counterparties first introduced to the Company by Mr. Jordan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2011

Bill the Butcher, Inc.
Registrant

By: /s/ J'Amy Owens
Name: J'Amy Owens
Title: President